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Rapid7, Inc.

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April 30, 2018
To our stockholders:
We are pleased to invite you to attend the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Rapid7, Inc. to be held on Tuesday, June 12, 2018 at 1:00 p.m. local time at the offices of Cooley LLP, located at 500 Boylston Street, 14th Floor, Boston, Massachusetts 02116.
Details regarding admission to the Annual Meeting and the business to be conducted at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.
We have elected to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to our stockholders a notice instead of paper copies of this proxy statement and our 2017 Annual Report. The notice contains instructions on how to access those documents online. The notice also contains instructions on how stockholders can receive a paper copy of our proxy materials, including this proxy statement, our 2017 Annual Report and a form of proxy card or voting instruction card. We believe that providing our proxy materials online increases the ability of our stockholders to connect with the information they need, while reducing the environmental impact and cost of our Annual Meeting.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote by proxy online or by telephone by following the instructions on the notice you received, or, if you receive a paper copy of our proxy materials by mail, by completing and returning the proxy card or voting instruction card mailed to you. Please review the instructions for each of your voting options described in this proxy statement as well as in the notice you received in the mail carefully.
Thank you for your ongoing support of and continued interest in Rapid7. We look forward to seeing you at the Annual Meeting.
Sincerely,

Corey Thomas
President, Chief Executive Officer and Director

RAPID7, INC.
100 Summer Street
Boston, Massachusetts 02110

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 12, 2018
To the Stockholders of Rapid7, Inc.:
NOTICE IS HEREBY GIVEN that the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Rapid7, Inc., a Delaware corporation (the “Company”) will be held on Tuesday, June 12, 2018 at 1:00 p.m. local time at the offices of Cooley LLP, located at 500 Boylston Street, 14th Floor, Boston, Massachusetts 02116, for the following purposes:

1.	To elect the two (2) nominees for director named in the accompanying proxy statement (the “Proxy Statement”) to hold office until the 2021 Annual Meeting of Stockholders.

2.	To ratify the selection by the Audit Committee of the Board of Directors of KPMG LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2018.

3.	To conduct any other business properly brought before the Annual Meeting (including adjournments, continuations and postponements thereof).
These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the Annual Meeting is April 18, 2018. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.
By Order of the Board of Directors,

Peter Kaes
General Counsel and Corporate Secretary
Boston, Massachusetts
April 30, 2018

You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please vote by telephone or through the Internet, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the Annual Meeting. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card and included in the accompanying Proxy Statement. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that nominee or agent in order to vote your shares that are held in such agent’s name and account.

RAPID7, INC.
100 Summer Street
Boston, Massachusetts 02110
PROXY STATEMENT
FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 12, 2018
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
We are providing you with these proxy materials because the Board of Directors of Rapid7, Inc. (the “Board”) is soliciting your proxy to vote at the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Rapid7, Inc. (the “Company”), including at any adjournments or postponements thereof, to be held on Tuesday, June 12, 2018 at 1:00 p.m. local time at the offices of Cooley LLP, located at 500 Boylston Street, 14th Floor, Boston, Massachusetts 02116. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy. The proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2017, are first being distributed and made available on or about April 30, 2018.
As used in this Proxy Statement, references to “we,” “us,” “our,” “Rapid7” and the “Company” refer to Rapid7, Inc. and our consolidated subsidiaries. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only.
Why did I receive a Notice of Internet Availability of Proxy Materials on the Internet instead of a full set of proxy materials?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet rather than printing and mailing the proxy materials. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting.
The Notice will provide instructions as to how stockholders may access and review the proxy materials, including the Notice of Annual Meeting of Stockholders, this Proxy Statement, proxy card and 2017 Annual Report on Form 10-K, on the website referred to in the Notice or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice will also provide voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice, and our Notice of Annual Meeting of Stockholders, this Proxy Statement and 2017 Annual Report on Form 10-K are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.
We intend to mail the Notice on or about April 30, 2018 to all stockholders of record entitled to vote at the Annual Meeting. The proxy materials, including the Notice of Annual Meeting of Stockholders, this Proxy Statement and accompanying proxy card or, for shares held in street name (held for your account by a broker or other nominee), voting instruction form, and our Annual Report on Form 10-K for the year ended December 31, 2017 will be made available to stockholders on the Internet on the same date.
Will I receive any other proxy materials by mail?
You will not receive any additional proxy materials via mail unless (1) you request a printed copy of the proxy materials in accordance with the instructions set forth in the Notice or (2) we may elect, in our discretion, to send you a proxy card and a second Notice on or after May 10, 2018.

How do I attend the Annual Meeting?
The Annual Meeting will be held on Tuesday, June 12, 2018 at 1:00 p.m. local time at the offices of Cooley LLP, located at 500 Boylston Street, 14th Floor, Boston, Massachusetts 02116. Information on how to vote in person at the Annual Meeting is discussed below.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on April 18, 2018 will be entitled to vote at the Annual Meeting. On this record date, there were 46,231,891 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name
If on April 18, 2018, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares electronically through the Internet, over the telephone or by completing and returning a printed proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on April 18, 2018, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank or other agent.
What am I voting on?
There are two matters scheduled for a vote:

•	Election of two directors to hold office until the 2021 Annual Meeting of Stockholders (Proposal 1); and
•	Ratification of selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 (Proposal 2).
What if another matter is properly brought before the Annual Meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote “FOR” all the nominees to the Board or you may “WITHHOLD” your vote for any nominee you specify. Proxies cannot be voted for a greater number of persons than the nominees named in this Proxy Statement. For the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018, you may vote “FOR” or “AGAINST” or abstain from voting.
The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•
To vote by using a printed proxy card that may be delivered to you, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•
To vote over the telephone, dial the number found on the Notice or the printed proxy card that may be delivered to you using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice or the printed proxy card. Your telephone vote must be received by 12:00 a.m., Eastern Time, on June 12, 2018 to be counted.

•
To vote through the Internet, go to www.envisionreports.com/RPD to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your Internet vote must be received by 12:00 a.m., Eastern Time, on June 12, 2018 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact that organization to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Can I vote my shares by filling out and returning the Notice?
No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by telephone, through the Internet, by requesting and returning a printed proxy card or by submitting a ballot in person at the Annual Meeting.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of April 18, 2018.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote by telephone, through the Internet, by completing the printed proxy card that may be delivered to you or in person at the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “FOR” the election of each of the two nominees for director and “FOR” the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under the rules of the New York Stock Exchange (“NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules but not with respect to “non-routine” matters. Proposal 1 is considered to be “non-routine” under NYSE rules, meaning that your broker may not vote your shares on Proposal 1 in the absence of your voting instructions. However, Proposal 2 is considered to be a “routine” matter under NYSE rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2.

If you a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the vote during the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date (which automatically revokes the earlier proxy).

•	You may grant a subsequent proxy by telephone or through the Internet.

•	You may send a timely written notice that you are revoking your earlier-dated proxy to our Corporate Secretary c/o Rapid7, Inc., 100 Summer Street, Boston, Massachusetts 02110.

•
You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote by telephone or through the Internet so that your vote will be counted if you later decide not to attend the Annual Meeting.

Your most current proxy card, or telephone or Internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent to change those instructions.
When are stockholder proposals and director nominations due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, you must submit your proposal, in writing, by December 31, 2018, to our Corporate Secretary c/o Rapid7, Inc., 100 Summer Street, Boston, Massachusetts, 02110, and you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Pursuant to our bylaws, if you wish to bring a proposal before the stockholders or nominate a director at the 2019 Annual Meeting of Stockholders, but you are not requesting that your proposal or nomination be included in next year’s proxy materials, you must notify our Corporate Secretary, in writing, not later than the close of business on March 14, 2019 nor earlier than the close of business on February 12, 2019. However, if our 2019 Annual Meeting of Stockholders is not held between May 13, 2019 and July 12, 2019, to be timely, notice by the stockholder must be received not earlier than the close of business on the 120th day prior to the 2019 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the 2019 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of the 2019 Annual Meeting of Stockholders is first made. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
What are “broker non-votes”?
If you are the beneficial owner of shares held in “street name,” your shares may constitute “broker non-votes.” Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote. Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other securities intermediary holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other securities intermediary can still vote the shares with respect to matters that are considered to be “routine,” but cannot vote the shares with respect to “non-routine” matters. Under the rules of NYSE, which generally apply to all brokers, bank or other securities intermediaries, on voting matters characterized by the NYSE as “routine,” NYSE member firms have the discretionary authority to vote shares for which their customers do not provide voting instructions. On non-routine proposals, such “uninstructed shares” may not be voted by member firms. Only Proposal 2 is considered a “routine” matter for this purpose and brokers, banks or other securities intermediaries generally have discretionary voting power with respect to such proposal. Proposal 1 is not considered a routine matter, and without your instructions, your broker cannot vote your shares for the proposal.

As a reminder, if you a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, votes “FOR,” “WITHHOLD” and broker non-votes; and with respect to the proposal to ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018, votes “FOR,” “AGAINST” and abstentions.
For Proposal 1, the two nominees receiving the most “FOR” votes cast by the holders of shares present in person or represented by proxy and entitled to vote on Proposal 1 will be elected. Only votes “FOR” will affect the outcome. Broker non-votes and “WITHHELD” votes will have no effect.
For Proposal 2, a majority of the shares present in person or represented by proxy and entitled to vote on Proposal 2 must be voted “FOR” the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018. Abstentions will be counted towards the vote total for Proposal 2 and will have the same effect as “AGAINST” votes. Broker non-votes will have no effect and will not be counted toward the vote total for Proposal 2.

How many votes are needed to approve each proposal?
The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Discretionary Voting Allowed?
1	Election of Directors	Two nominees receiving the most “FOR” votes from the holders of shares present and entitled to vote	None	No
2	Ratification of the Selection of KPMG LLP as our Independent Registered Public Accounting Firm	“FOR” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter	Against	Yes

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting in person or represented by proxy. On the record date, there were 46,231,891 shares outstanding and entitled to vote. Thus, the holders of 23,115,946 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the meeting or the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1

ELECTION OF DIRECTORS
Our Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.
The Board presently has nine members. There are three directors in Class III whose term of office expires in 2018: Alan Matthews, Michael Berry and Marc Brown. Mr. Matthews is not standing for re-election at the Annual Meeting. Our Board has nominated Messrs. Berry and Brown for re-election at the Annual Meeting to serve as Class III directors and if elected at the Annual Meeting, each of these nominees would serve until the 2021 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. Each of the nominees for election at the Annual Meeting was recommended for election by the Nominating and Corporate Governance Committee and is currently serving as a director of the Company. Mr. Berry was initially appointed to the Board pursuant to the provisions of a voting agreement entered into between us and certain of our stockholders that terminated upon the completion of our initial public offering. Mr. Brown was appointed to the Board in July 2016 by the then-current members of the Board to fill a vacant seat.
It is our policy to invite directors and nominees for director to attend the Annual Meeting. Three of our directors serving at the time of our 2017 Annual Meeting of Stockholders attended that meeting.
Proxies cannot be voted for a greater number of persons than the number of nominees named in the Proxy Statement. Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, if a quorum is present, the two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee that we will propose. Each nominee has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

The following table sets forth the names, ages as of April 30, 2018, and certain other information for each of the nominees for Class III directors, for each continuing director whose terms do not expire at the Annual Meeting and for our non-continuing director.

Name	Class	Age	Position(s)	Director Since	Current Term Expires	Expiration of Term For Which Nominated
1. Director Nominees
Michael Berry(1)	III	55	Director	2012	2018	2021
Marc Brown(1)(2)	III	53	Director	2016	2018	2021

2. Continuing Directors
Corey Thomas	I	42	Director	2012	2019	—
Timothy McAdam(3)	I	50	Director	2010	2019	—
J. Benjamin Nye(3)	I	52	Director	2008	2019	—
Judy Bruner(1)	II	59	Director	2016	2020	—
Benjamin Holzman	II	43	Director	2008	2020	—
Tom Schodorf(3)	II	60	Director	2016	2020	—

3. Non-Continuing Director
Alan Matthews(2)	III	60	Chairman of the Board	2008	2018	—

(1)	Member of our audit committee

(2)	Member of our nominating and corporate governance committee

(3)	Member of our compensation committee
Director Nominees
Michael Berry has served as a member of our Board since November 2012. Mr. Berry currently serves as Executive Vice President and Chief Financial Officer for McAfee, a position he has held since February 2017. From June 2016 to February 2017, he served as Executive Vice President, Chief Operating Officer and Chief Financial Officer for FireEye, Inc., a provider of security software and services, after joining FireEye as the Senior Vice President and Chief Financial Officer in September 2015. From November 2014 to September 2015, Mr. Berry served as the Executive Vice President and Chief Financial Officer of Informatica Corporation, a provider of data integration software. From October 2013 to October 2014, Mr. Berry served as Chief Financial Officer of IO Data Centers. Previously, Mr. Berry served as Executive Vice President and Chief Financial Officer of SolarWinds, Inc., a developer of information technology infrastructure management software, from November 2011 to October 2013, after joining SolarWinds as Senior Vice President and Chief Financial Officer in March 2010. Mr. Berry received a B.A. in finance from Augsburg College and a M.B.A. in finance from the University of St. Thomas. Our Board believes that Mr. Berry’s financial expertise and experience in the software and technology industries qualify him to serve on our Board.
Marc Brown has served as a member of our Board since July 2016. He has been employed by Microsoft Corporation since January 2000 where he currently serves as the Corporate Vice President, Corporate Development, Global Head of M&A and Strategic Investments. He received an A.B. from Colgate University, an M.B.A. from the New York University – Leonard N. Stern School of Business and a J.D. from Georgetown University Law Center. Our Board believes that Mr. Brown’s extensive experience with corporate strategy, development and M&A activities at a Fortune 500 software and technology company qualifies him to serve on our Board.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Continuing Directors
Corey Thomas has served as our President and Chief Executive Officer and as a member of our Board since October 2012. From November 2008 to September 2012, Mr. Thomas held various other roles at Rapid7, including serving as Chief Operating Officer. He currently serves on the board of directors of Datawire.io, and the board of directors of Blue Cross Blue Shield of Massachusetts, serving on its audit and health care quality and affordability committees. Mr. Thomas received a B.E. in electrical engineering and computer science from Vanderbilt University and a M.B.A. from Harvard Business School. Our Board believes that Mr. Thomas’ financial and business expertise and his daily insight into corporate matters as our Chief Executive Officer qualify him to serve on our Board.
Judy Bruner has served as a member of our Board since October 2016. Ms. Bruner most recently served as the Executive Vice President, Administration and Chief Financial Officer of SanDisk Corp, a supplier of flash storage products, from June 2004 until May 2016, when SanDisk was acquired by Western Digital. Ms. Bruner currently serves on the board of directors of Applied Materials, Inc., a publicly traded semiconductor manufacturer and as chairman of its corporate governance and nominating committee and as a member of its audit committee. Ms. Bruner also serves on the board of directors of Varian Medical Systems, Inc., a publicly traded manufacturer of medical devices and software, and as chairman of its audit committee. Ms. Bruner also serves on the board of directors of Seagate Technology plc, a publicly traded provider of storage solutions, and as a member of its audit committee and its finance committee. Ms. Bruner served on the board of directors of Brocade Communications Systems, Inc., a publicly traded data and storage networking products company and as chairman of its audit committee, from January 2009 to November 2017. Ms. Bruner received a B.A. in Economics from the University of California, Los Angeles and an M.B.A. from the University of Santa Clara. Our Board believes that Ms. Bruner’s financial and business expertise, including her experience in financial management with a range of technology companies qualifies her to serve on our Board.
Benjamin Holzman has served as a member of our Board since August 2008. Mr. Holzman is currently a consultant and entrepreneur in the software industry. From July 2007 to December 2015, Mr. Holzman worked at Bain Capital Venture Partners, LLC, where he served most recently as a managing director. He also serves on the board of directors of several private companies, including SevOne, Inc. and Turbonomic, Inc. Mr. Holzman received a B.S.E. in biomedical and electrical engineering from Duke University and a M.B.A. from the MIT Sloan School of Management. Our Board believes that Mr. Holzman’s extensive experience with a wide range of technology companies qualifies him to serve on our Board.
Timothy McAdam has served as a member of our Board since November 2011. Since June 2010, Mr. McAdam has served as a General Partner of Technology Crossover Ventures and has been in the venture capital industry since 1991. Mr. McAdam currently serves on the board of directors of Alarm.com Holdings, Inc., a publicly traded technology company offering cloud-based solutions for the smart home and business, and FinancialForce.com, Inc., a cloud-based applications company. Mr. McAdam received a B.A. in Classics from Dartmouth College and an M.B.A. from the Stanford Graduate School of Business. Our Board believes Mr. McAdam’s expertise as an investor in technology companies qualifies him to serve on our Board.
J. Benjamin Nye has served as a member of our Board since August 2008. Mr. Nye is a Senior Advisor and leads the technology and infrastructure investing efforts for Bain Capital Venture Partners, LLC, which he joined in October 2004. Mr. Nye has also served as the Chief Executive Officer of Turbonomic, Inc. (f/k/a VMTurbo, Inc.), a software company that provides virtualization management solutions for control cloud and virtualized environments, since September 2013. Mr. Nye served as a director of SolarWinds, Inc., a publicly traded software company, from December 2005 until May 2015. He also serves on the board of directors of several private companies, including AppNeta, Inc., ObserveIT, Inc., ZeroTurnaround, Inc., SevOne, Inc. and Turbonomic, Inc. Mr. Nye received a B.A. in government from Harvard College and an M.B.A. from Harvard Business School. Our Board believes that Mr. Nye’s financial and business expertise, including his experience in managing and directing technology companies, qualifies him to serve on our Board.
Tom Schodorf has served as a member of our Board since July 2016. Mr. Schodorf most recently served as the Senior Vice President, Field Operations of Splunk Inc., a provider of log-management and analytic-systems software, from October 2009 to March 2015. Mr. Schodorf received a B.S.B.A. from The Ohio State University and an M.B.A. from the University of Dayton. Our Board believes that Mr. Schodorf’s experience as an executive in the technology industry qualifies him to serve on our Board.

Non-Continuing Director
Alan Matthews has served as the chairman of our Board since July 2008. Mr. Matthews co-founded Rapid7 in July 2000 and was employed in various capacities at Rapid7 until October 2009, including serving as our Chief Executive Officer from April 2004 to July 2009. Our Board believes that Mr. Matthews’ deep understanding of our products and technology and his role as a co-founder of our Company qualified him to serve on our Board. Mr. Matthews will not be standing for re-election at the Annual Meeting and, accordingly, his service on our Board will end on June 12, 2018, the date of the Annual Meeting.
INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Independence of the Board of Directors
As required under Nasdaq Stock Market (“Nasdaq”) listing rules, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the company’s board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
In making this determination, our Board receives information annually from each of our directors regarding each director’s business and personal activities as they relate to us and our management. Each director completes a detailed questionnaire that provides information about relationships that might affect the determination of his or her independence. The Board then takes into account all known relevant facts and circumstances concerning any relationship bearing on the independence of a director or nominee. This process includes evaluating whether any identified relationship otherwise adversely affects a director’s independence and affirmatively determining that the director has no material relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, our senior management and our independent auditors, the Board has affirmatively determined that the following eight directors are independent directors within the meaning of the applicable Nasdaq listing standards: Ms. Bruner and Messrs. Berry, Brown, Holzman, Matthews, McAdam, Nye and Schodorf. Mr. Thomas is not an independent director by virtue of his employment with us.
Board Leadership Structure
The Board has an independent chair, Mr. Matthews, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Chairman has substantial ability to shape the work of the Board. We believe that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the Board in its oversight of our business and affairs. In addition, we believe that having an independent Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and our stockholders. As a result, we believe that having an independent Chairman can enhance the effectiveness of the Board as a whole. As Mr. Matthews will not be standing for re-election at the Annual Meeting and, accordingly, his service on our Board will end on June 12, 2018, the date of the Annual Meeting, the Board's objective is to appoint a new independent Chairman.
Role of the Board in Risk Oversight
One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for our Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Nominating and Corporate Governance Committee monitors the effectiveness of our Corporate Governance Guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. It is the responsibility of the chairperson of each committee of the Board to report findings regarding material risk exposures to the Board as quickly as possible. The Board has delegated to the Chairman the responsibility of coordinating between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.
Meetings of the Board of Directors
The Board of Directors met six times during 2017. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.
INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS
The Board has standing Audit, Compensation, and Nominating and Corporate Governance Committees. Each member of the Audit, Compensation, and Nominating and Corporate Governance Committees is an independent director under Nasdaq standards. Below is a description of each of our standing committees.
In addition to our standing committees, our Board formed an Operations Committee in October 2016 to work with our management on a comprehensive review of our operations. Each of our committees has authority to engage experts, advisors or consultants, as it deems appropriate to carry out its responsibilities.
Audit Committee
The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee our corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the Company’s independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company’s audit engagement team as required by law; reviews and approves or disapproves transactions between the Company and any related persons; confers with management, and the Company’s independent registered public accounting firm, as appropriate, regarding the effectiveness of internal control over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditor, including a review of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
The Audit Committee is currently composed of three directors: Ms. Bruner and Messrs. Berry and Brown. Mr. Berry is the chairman of the Audit Committee. The Audit Committee met eight times during 2017. The Board has adopted a written Audit Committee charter that is available to stockholders on our website at http://investors.rapid7.com.

The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all of the current members of the Audit Committee are independent (as independence is currently defined under Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing rules and under Rule 10A-3 under the Exchange Act).

The Board has also determined that each of Mr. Berry and Ms. Bruner qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made qualitative assessments of the respective levels of knowledge and experiences of each of Mr. Berry and Ms. Bruner based on a number of factors, including their formal education and experiences as chief financial officers for publicly and privately held companies. This designation does not impose on Mr. Berry or Ms. Bruner any duties, obligations or liabilities that are greater than those generally imposed on members of our Audit Committee and our Board.

Report of the Audit Committee of the Board of Directors
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2017 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee of the Board of Directors has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.
Respectfully submitted,
Michael Berry
Marc Brown
Judy Bruner
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee
The Compensation Committee is currently composed of three directors: Messrs. McAdam, Nye and Schodorf. Mr. Nye is the chairman of the Compensation Committee. All members of our Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing rules). The Compensation Committee met three times during 2017. The Board has adopted a written Compensation Committee charter that is available to stockholders on our website at http://investors.rapid7.com.
The Compensation Committee acts on behalf of the Board to review, adopt and approve the Company’s compensation strategy, policies, plans and programs, including:

•
reviewing and approving corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management, as appropriate, which powers shall include the power to exercise discretion to adjust compensation based on such goals and objectives;

•	reviewing and recommending to the Board the type and amount of compensation to be paid or awarded to Board members;

•	evaluating and approving the compensation plans and programs advisable for us, as well as evaluating and approving the modification or termination of existing plans and programs;

•
establishing policies with respect to equity compensation arrangements with the objective of appropriately balancing the perceived value of equity compensation and the dilutive and other costs of that compensation to us;

•
reviewing and approving the terms of any employment agreements, severance arrangements, change-of-control protections and any other compensatory arrangements (including, without limitation, perquisites and any other form of compensation) for our executive officers and, as appropriate, other senior management; and

•	administration of our equity compensation plans, pension and profit-sharing plans, stock purchase plans, bonus plans, deferred compensation plans and other similar plan and programs.
Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The Compensation Committee also meets regularly in executive session. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation

Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after assessing the independence of such person in accordance with SEC and Nasdaq requirements that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq, the Compensation Committee engaged Compensia, a compensation consulting firm, as a compensation consultant. The Compensation Committee has assessed Compensia’s independence and determined that Compensia had no conflicts of interest in connection with its provision of services to the Compensation Committee. Specifically, the Compensation Committee engaged Compensia to suggest a peer company group composed of public companies comparable to us and conduct an executive compensation assessment analyzing the current cash and equity compensation of our executive officers, directors and other senior management against compensation for similarly situated executives at our peer group companies. Compensia uses this peer group of companies to understand our competitive market compensation practices and suggests recommendations regarding our compensation philosophy and metrics. Our management did not have the ability to direct Compensia’s work.
Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. The Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. The Compensation Committee delegated to Mr. Thomas the authority to grant stock options and restricted stock units to employees (other than executive officers) and consultants within specified guidelines and procedures set by the Compensation Committee.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee of the Board is responsible for identifying and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of management and the Board and developing a set of corporate governance principles for us.
The Nominating and Corporate Governance Committee is currently composed of two directors: Messrs. Brown and Matthews. Immediately prior to the Annual Meeting, Mr. Matthews will step down from the Nominating and Corporate Governance Committee and the Board's objective is to appoint a new independent chairman of the Nominating and Corporate Governance Committee as his replacement. Until such time, Mr. Matthews is the chairman of the Nominating and Corporate Governance Committee. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing rules). The Nominating and Corporate Governance Committee met one time during 2017. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on our website at http://investors.rapid7.com.
The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Nominating and Corporate Governance Committee also takes into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Rapid7, Inc., 100 Summer Street, Boston, Massachusetts 02110 at least 90 days, but no more than 120 days, prior to the anniversary date of the mailing of the Company’s proxy statement for the last annual meeting. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our common stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
Stockholder Communications with the Board of Directors
Stockholder communications will be reviewed by the Corporate Secretary of the Company, who will determine whether the communication should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). All communications directed to the Audit Committee in accordance with our Whistleblower Policy for Accounting and Auditing Matters that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the Audit Committee.
Code of Ethics
We have adopted the Rapid7, Inc. Code of Business Conduct that applies to all of our officers, directors, employees and independent contractors. The Code of Business Conduct is available on our website at http://investors.rapid7.com. If we make any substantive amendments to the Code of Business Conduct or we grant any waiver from a provision of the Code of Business Conduct to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.
Corporate Governance Guidelines
In May 2015, the Board documented our governance practices by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed on our website at http://investors.rapid7.com.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG LLP has been engaged by the Audit Committee to audit our financial statements since 2013. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of KPMG LLP.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2017 and 2016 by KPMG LLP.

	Year Ended December 31,
	2017	2016
Audit Fees(1)	$1,172,228	$795,000
Audit-Related Fees	-	-
Tax Fees(2)	$228,468	$854,096
All Other Fees(3)	$2,430	$2,430
Total Fees	$1,403,126	$1,651,526

(1)
Represents fees billed for professional services provided to us in connection with the annual audit of our financial statements, the review of our quarterly financial statements, as well as consents. Audit fees for 2017 also included fees billed for professional services rendered to us in connection with the audit of the disclosure related to the adoption of the new revenue recognition standard, Accounting Standards Update No. 2014-09, "Revenue from Contracts with Customers" (ASC 606), as well as consultations on accounting matters directly related to the audit and assistance with and review of our registration statement on Form S-3 filed with the SEC.

(2)
Represents fees billed for professional services provided for tax compliance, advice and planning. Tax fees for 2016 also included fees for professional services related to a non-routine strategic international restructuring.

(3)	Represents fees billed for access to online accounting research software applications and data.
All auditor fees must be approved by our Audit Committee and all fees described above were pre-approved by the Audit Committee.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

EXECUTIVE OFFICERS
The following table sets forth information concerning our executive officers as of April 30, 2018.

Name	Title
Corey Thomas	President, Chief Executive Officer and Director
Jeff Kalowski	Chief Financial Officer
Andrew Burton	Chief Operating Officer
Lee Weiner	Chief Product Officer
Corey Thomas, age 42, has served as our President and Chief Executive Officer and as a member of our Board since October 2012. From November 2008 to September 2012, Mr. Thomas held various other roles at Rapid7, including serving as Chief Operating Officer. He currently serves on the board of directors of Datawire.io, and the board of directors of Blue Cross Blue Shield of Massachusetts, serving on its audit and health care quality and affordability committees. Mr. Thomas received a B.E. in electrical engineering and computer science from Vanderbilt University and an M.B.A. from Harvard Business School.
Jeff Kalowski, age 62, has served as our Chief Financial Officer since January 2017. Prior to joining Rapid7, Mr. Kalowski served as the Chief Financial Officer of Imprivata, Inc., an IT security company, since January 2007. Mr. Kalowski holds a B.S. in business administration from Northeastern University.
Andrew Burton, age 46, has served as our Chief Operating Officer since October 2016. He joined Rapid7 in October 2015 as our Senior Vice President, IT Search in connection with our acquisition of Logentries. Prior to that time, from July 2013 to October 2015, Mr. Burton served as President and Chief Executive Officer of Logentries. Prior to that time, he served as Senior Vice President, Products at LogMeIn, Inc., a provider of cloud-based remote connectivity solutions, from October 2011 to August 2013, after joining LogMeIn as Vice President, Products in October 2007. Mr. Burton received a B.S. in American Studies from Oregon State University, a Masters in Information Systems from University College, Dublin and an M.B.A. from Boston College.
Lee Weiner, age 44, has served as our Chief Product Officer since March 2016. From March 2013 to March 2016, Mr. Weiner served as our Senior Vice President, Products & Engineering. From June 2012 to March 2013, Mr. Weiner served as our Vice President of Products. Mr. Weiner received a B.A. in communications from the University of Massachusetts.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of March 31, 2018 by:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock; each of our named executive officers;
•	each of our directors; and
•	all of our executive officers and directors as a group.
This table is based upon information supplied by our named executive officers, directors and principal stockholders. Unless otherwise indicated in the footnotes to the table and subject to common property laws where applicable, we believe that each stockholder named in the table has sole voting and investment power with regard to the shares indicated as being beneficially owned. Applicable percentages are based on 46,198,572 shares of common stock outstanding on March 31, 2018, adjusted as required by the rules promulgated by the SEC.
Except as otherwise noted below, the address for persons listed in the table is c/o Rapid7, Inc., 100 Summer Street, Boston, Massachusetts 02110.

	Number of Shares Beneficially Owned (#)	Percent of Shares Beneficially Owned (%)
5% Stockholders:
Entities affiliated with Bain Capital Venture Investors, LLC(1)	3,682,713	8.0
Entities affiliated with Technology Crossover Ventures(2)	3,538,043	7.7
Alan Matthews(3)	2,861,486	6.2
John Devine(4)	2,680,466	5.8

Named Executive Officers and Directors:
Corey Thomas(5)	1,565,965	3.3
Jeffrey Kalowski(6)	150,057	*
Lee Weiner(7)	80,230	*
Michael Berry(8)	109,565	*
Marc Brown(9)	16,077	*
Judy Bruner(10)	14,500	*
Benjamin Holzman(11)	22,065	*
Alan Matthews(4)	2,861,486	6.2
Timothy McAdam(12)	3,562,302	7.7
J. Benjamin Nye(13)	3,704,778	8.0
Tom Schodorf(9)	16,077	*
All directors and executive officers as a group (12 persons)(14)	12,283,778	25.6

*	Represents beneficial ownership of less than 1% of our outstanding common stock.

(1)
The information shown is based, in part, upon disclosures filed on a Schedule 13D/A on March 19, 2018 by (i) Bain Capital Venture Fund 2007, L.P. (“BCVF”), (ii) BCIP Venture Associates (“BCIPA”) and (iii) BCIP Venture Associates-B (“BCIPB” and, together with BCVF and BCIPVA, the “Bain Capital Entities”). The number reported consists of (i) 3,219,142 shares of common stock held by BCVF, (ii) 457,848 shares of common stock held by BCIPVA and (iii) 5,723 shares of common stock held by BCIPVB. The governance, investment strategy and decision-making process with respect to the investments held by the Bain Capital Entities is directed by the Executive Committee of Bain Capital Venture Investors, LLC (“BCVI”), which consists of Michael Krupka and Ajay Agarwal. By virtue of these relationships, BCVI and Messrs. Krupka and Agarwal may be deemed to share voting and dispositive power over the shares held by the Bain Capital Entities. The address of the Bain Capital Entities is 200 Clarendon Street, Boston, Massachusetts 02116.

(2)
The information shown is based, in part, upon disclosures filed on a Schedule 13D/A on March 20, 2018 by (i) TCV VII, L.P., a Cayman Islands exempted limited partnership ("TCV VII"), (ii) TCV VII (A), L.P., a Cayman Islands exempted limited partnership ("TCV VII(A)"), (iii) TCV Member Fund, L.P., a Cayman Islands exempted limited partnership ("Member Fund"), (iv) Technology Crossover Management VII, L.P., a Cayman Islands exempted limited partnership (“Management VII”), (v) Technology Crossover Management VII, Ltd., a Cayman Islands exempted company (“TCM VII”), (vi) TCV VII Management, L.L.C., (vii) Jay C. Hoag, (viii) Richard H. Kimball, (ix) John L. Drew, (x) Jon Q. Reynolds, Jr., (xi) David L. Yuan, (xii) Robert W. Trudeau, (xiii) Christopher P. Marshall, (xiv) Timothy P. McAdam and (xv) John C. Rosenberg. The number reported consists of (i) 2,315,385 shares directly held by TCV VII, (ii) 1,202,435 shares directly held by TCV VII(A), and (iii) 20,223 shares directly held by Member Fund. TCM VII as the ultimate general partner of TCV VII and TCV VII(A) and a general partner of Member Fund, and Management VII as the direct general partner of TCV VII and TCV VII(A), may be deemed to have the sole power to dispose or direct the disposition of the shares of common stock held by TCV VII and TCV VII(A) and, with respect to TCM VII, the shares held by Member Fund and have the sole power to direct the vote of such shares. Messrs. Jay C. Hoag, Richard H. Kimball, John L. Drew, Jon Q. Reynolds, Jr., David L. Yuan, Robert W. Trudeau, Christopher P. Marshall, Timothy P. McAdam and John C. Rosenberg are the Class A Directors of TCM VII and may be deemed to have the shared power to dispose or direct the disposition of the shares held by TCV VII, TCV VII(A) and Member Fund and the shared power to direct the vote of such shares. Each of TCM VII and Management VII and the Class A Directors of TCM VII disclaims beneficial ownership of the shares of common stock owned of record by TCV VII, TCV VII(A) and Member Fund except to the extent of their respective pecuniary interest therein. The address of these entities and individuals is c/o Technology Crossover Ventures, 250 Middlefield Road, Menlo Park, California 94025.

(3)
Represents 2,846,312 shares of common stock held directly by Mr. Matthews (1,800,000 of which are pledged as security for a loan) and 15,174 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2018.

(4)	The information shown is based upon disclosures filed on a Schedule 13G/A on February 13, 2018 by Mr. Devine.

(5)
Includes (i) 1,269,861 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2018, (ii) 20,936 shares of common stock issuable upon the settlement of restricted stock units (“RSUs”) within 60 days of March 31, 2018 and (iii) 150,000 shares of common stock held by the Corey E. Thomas Irrevocable Trust of 2016, which is administered by an independent trustee.

(6)	Includes 115,427 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2018.

(7)
Includes 54,584 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2018 and 10,000 shares of common stock issuable upon the settlement of RSUs within 60 days of March 31, 2018.

(8)	Includes 102,674 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2018.

(9)	Includes 10,893 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2018.

(10)	Includes 9,848 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2018.

(11)	Includes 15,174 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2018.

(12)
Consists of (i) shares of common stock held by the entities affiliated with Technology Crossover Ventures described in footnote (2) above, (ii) 9,085 shares of common stock held directly by Mr. McAdam and (iii) 15,174 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2018.

(13)
Consists of (i) shares of common stock held by the entities affiliated with Bain Capital Venture Investors described in footnote (1) above, (ii) 6,891 shares of common stock held directly by Mr. Nye and (iii) 15,174 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2018. Mr. Nye is a Senior Advisor and member of the Executive Committee of BCVI and as a result, by virtue of the relationships described in footnote (2) above, may be deemed to share beneficial ownership of the shares held by the entities affiliated with BCVI. The address for Mr. Nye is c/o Bain Capital Venture Partners, LLC, 200 Clarendon Street, Boston, Massachusetts 02116.

(14)
Consists of 10,519,244 shares of common stock held by all executive officers and directors as a group and 1,764,534 shares that all executive officers and directors as a group have the right to acquire from us within 60 days of March 31, 2018 pursuant to the exercise of stock options and the settlement of RSUs.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2017, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth information regarding compensation awarded to, earned by or paid to our named executive officers, which include our principal executive officer and the next two most highly compensated executive officers in 2017, during the years ended December 31, 2017 and 2016:
Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Corey Thomas President and Chief Executive Officer	2017	350,000	810,550	854,263	552,511	2,505	2,569,829
	2016	350,000	1,233,100	1,235,740	475,000	—	3,293,840
Jeff Kalowski(4) Chief Financial Officer	2017	343,269	2,249,998	2,248,442	220,989	2,505	5,065,203
Lee Weiner Chief Product Officer	2017	250,000	374,100	382,506	221,000	2,505	1,230,111
	2016	250,000	389,400	370,722	190,000	—	1,200,122

(1)
This column reflects the aggregate grant date fair value for restricted stock unit awards and options granted during the year as measured pursuant to Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718 as stock-based compensation in our consolidated financial statements. Unlike the calculations contained in our financial statements, this calculation does not give effect to any estimate of forfeitures related to service-based vesting, but assumes that the named executive officer will perform the requisite service for the award to vest in full. The assumptions we used in valuing restricted stock unit awards and options are described in Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 8, 2018.

(2)	See “—Employment Arrangements—Executive Incentive Bonus Plan” below for a description of the material terms of the plan pursuant to which this compensation was awarded.

(3)	Represents matching contributions made under our 401(k) plan. See “—Employment Arrangements—401(k) Plan” below for further information.

(4)	Mr. Kalowski commenced employment as our Chief Financial Officer on January 9, 2017.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth certain information about outstanding equity awards granted to our named executive officers that were outstanding as of December 31, 2017.

	Option Awards(1)					Stock Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(2)	Option Expiration Date	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Corey Thomas	1/31/2017	25,125	108,875(3)	12.47	1/31/2027	52,813(10)	985,491
	2/2/2016	87,500	112,500(4)	12.98	2/2/2026	53,438(11)	997,153
	2/4/2015	141,666	58,334(5)	9.77	2/4/2025	—	—
	1/3/2013	667,620	—	5.05	1/3/2023	—	—
	3/21/2012	485,366	—	2.17	3/21/2022	—	—
Jeff Kalowski	1/9/2017	—	369,366(6)	12.56	1/9/2027	179,140(12)	3,342,752
Lee Weiner	1/31/2017	11,250	48,750(7)	12.47	1/31/2027	24,375(13)	454,838
	2/2/2016	26,250	33,750(8)	12.98	2/2/2026	16,875(14)	314,888
	2/4/2015	15,416	14,584(9)	9.77	2/4/2025	—	—

(1)
All of the option awards listed in the table above and granted before our initial public offering on July 22, 2015 were granted under our 2011 Stock Option and Grant Plan; all other option awards and all stock awards listed in the table above were granted under our 2015 Equity Incentive Plan.

(2)
All of the option awards listed in the table above and granted before our initial public offering on July 22, 2015 were granted with a per share exercise price equal to the fair market value of one share of our common stock on the date of grant, as determined in good faith by our Board with the assistance of a third-party valuation expert; all option awards listed in the table above and granted after our initial public offering in July 2015 were granted with a per share exercise price equal to the closing market price of our common stock on The Nasdaq Global Market on the date of grant.

(3)
Option vests over a four year period in sixteen equal quarterly installments, with the first installment vesting on May 15, 2017, subject to Mr. Thomas’ continued service with us. See “—Potential Payments upon Termination or Change of Control” for a description of vesting acceleration applicable to stock options held by Mr. Thomas.

(4)
Option vests over a four year period in sixteen equal quarterly installments, with the first installment vesting on May 15, 2016, subject to Mr. Thomas’ continued service with us. See “—Potential Payments upon Termination or Change of Control” for a description of vesting acceleration applicable to stock options held by Mr. Thomas.

(5)
Option vests over a four year period in 48 equal monthly installments following February 4, 2015, subject to Mr. Thomas’ continuous service through each vesting date. See “—Potential Payments upon Termination or Change of Control” for a description of vesting acceleration applicable to stock options held by Mr. Thomas.

(6)
Option vests over a four year period with 25% of the common stock underlying the option vesting on January 15, 2018 and 6.25% of the common stock underlying the option vesting on each quarterly anniversary thereafter, subject to Mr. Kalowski’s continuous service through each vesting date. See “—Potential Payments upon Termination or Change of Control” for a description of vesting acceleration applicable to stock options held by Mr. Kalowski.

(7)
Option vests over a four year period in sixteen equal quarterly installments, with the first installment vesting on May 15, 2017, subject to Mr. Weiner’s continued service with us. See “—Potential Payments upon Termination or Change of Control” for a description of vesting acceleration applicable to stock options held by Mr. Weiner.

(8)
Option vests over a four year period in sixteen equal quarterly installments, with the first installment vesting on May 15, 2016, subject to Mr. Weiner’s continued service with us. See “—Potential Payments upon Termination or Change of Control” for a description of vesting acceleration applicable to stock options held by Mr. Weiner.

(9)
Option vests over a four year period in 48 equal monthly installments following February 4, 2015, subject to Mr. Weiner’s continuous service through each vesting date. See “—Potential Payments upon Termination or Change of Control” for a description of vesting acceleration applicable to stock options held by Mr. Weiner.

(10)
The restricted stock unit award vests over a four year period in sixteen equal quarterly installments, with the first installment vesting on May 15, 2017, subject to Mr. Thomas’ continued service with us. See “—Potential Payments upon Termination or Change of Control” for a description of vesting acceleration applicable to stock options held by Mr. Thomas.

(11)
The restricted stock unit award vests over a four year period in sixteen equal quarterly installments, with the first installment vesting on May 15, 2016, subject to Mr. Thomas’ continued service with us. See “—Potential Payments upon Termination or Change of Control” for a description of vesting acceleration applicable to stock options held by Mr. Thomas.

(12)
The restricted stock unit award vests over a four year period with 25% of the common stock underlying the award vesting on January 15, 2018 and 6.25% of the common stock underlying the award vesting on each quarterly anniversary thereafter, subject to Mr. Kalowski’s continuous service through each vesting date. See “—Potential Payments upon Termination or Change of Control” for a description of vesting acceleration applicable to stock options held by Mr. Kalowski.

(13)
The restricted stock unit award vests over a four year period in sixteen equal quarterly installments, with the first installment vesting on May 15, 2017, subject to Mr. Weiner’s continued service with us. See “—Potential Payments upon Termination or Change of Control” for a description of vesting acceleration applicable to stock options held by Mr. Weiner.

(14)
The restricted stock unit award vests over a four year period in sixteen equal quarterly installments, with the first installment vesting on May 15, 2016, subject to Mr. Weiner’s continued service with us. See “—Potential Payments upon Termination or Change of Control” for a description of vesting acceleration applicable to stock options held by Mr. Weiner.

On February 1, 2018, we granted Messrs. Thomas and Weiner restricted stock unit awards for 175,000 and 100,000 shares of our common stock, respectively.
Pension Benefits
None of our named executive officers participate, or have an account balance, in any qualified or non-qualified defined benefit plans sponsored by us.
Employment Arrangements
Below are written descriptions of our employment agreements or offer letters, as applicable, with each of our named executive officers, each of which is an at-will employee.
Corey Thomas. We entered into an employment agreement with Mr. Thomas in January 2013 setting forth the terms of his employment and subsequently modified certain of the provisions in his agreement related to accelerated vesting of equity awards in April 2016 and March 2017. Mr. Thomas is entitled to an initial annual base salary of $250,000, which has been subsequently increased, most recently in February 2015, to $350,000. Pursuant to the terms of his agreement, in January 2013, Mr. Thomas was granted a stock option to purchase 667,620 shares of our common stock that was subject to vesting in equal monthly installments over 48 months following January 3, 2013, subject to Mr. Thomas’ continued service. Mr. Thomas is also eligible to receive annual performance bonuses pursuant to our bonus plan described below, with a target bonus of $400,000 for 2018. Mr. Thomas’ employment agreement, as amended, also provides for certain severance and change in control-related benefits, the terms of which are described below under “—Potential Payments Upon Termination or Change of Control.”
Jeff Kalowski. We entered into an employment agreement with Mr. Kalowski in November 2016 setting forth the terms of his employment with us as our Chief Financial Officer, reporting to our Chief Executive Officer. Mr. Kalowski commenced employment as our Chief Financial Officer on January 9, 2017 and is entitled to an initial annual base salary of $350,000. Pursuant to the terms of his agreement, in January 2017, Mr. Kalowski was also granted (i) a stock option to purchase 369,366 shares of our common stock and (ii) a restricted stock unit award covering 179,140 shares of our common stock, in each case subject to vesting over four years with 25% of the shares vesting on January 15, 2018 and 6.25% of the shares vesting on each quarterly anniversary thereafter, subject to Mr. Kalowski’s continued service on each applicable vesting date. Mr. Kalowski is also eligible to earn an annual cash incentive bonus, pursuant to our bonus plan described below, with a target bonus of $200,000 for 2018. Mr. Kalowski’s agreement, as amended, also provides for certain severance and change in control-related benefits, the terms of which are described below under “—Potential Payments Upon Termination or Change of Control.”
Lee Weiner. Mr. Weiner receives an initial base salary, which most recently was increased in February 2018 by the Compensation Committee to $300,000. Mr. Weiner is also eligible to earn an annual cash incentive bonus, pursuant to our bonus plan described below, with a target bonus of $200,000 for 2018. We have also entered into an agreement with Mr. Weiner which provides for certain severance and change in control-related benefits, the terms of which are described below under “—Potential Payments Upon Termination or Change of Control.”
Executive Incentive Bonus Plan
On January 31, 2017, the Compensation Committee approved the adoption of the Rapid7, Inc. Executive Incentive Bonus Plan (the “Bonus Plan”), which applies to certain key executives (the “Executives”) that are selected by the Compensation Committee. The Bonus Plan provides for cash bonus payments based upon the attainment of certain corporate, financial and operational measures or objectives (“Corporate Performance Goals”), as well as individual performance objectives established by the Compensation Committee.
Each Executive who is selected to participate in the Bonus Plan will have a target bonus opportunity set for each performance period and may also have a “minimum” hurdle and/or “maximum” amount. The bonus formulas will be adopted in each performance period by the Compensation Committee and communicated to each Executive. The Corporate Performance Goals will be measured at the end of each performance period after our financial reports have been published. If the Corporate Performance Goals and individual performance objectives are met, payments will be made as soon as practicable following the end of each performance period, but not later than 74 days after the end of the fiscal year in which such performance period ends. Subject to the rights contained in any agreement between us and the Executive, an executive officer must be employed by us on the bonus payment date to be eligible to receive a bonus payment. The Bonus Plan also permits the Compensation Committee to adjust bonuses to the Executives in its sole discretion.
2017 Cash Target Bonus Awards
On January 31, 2017, the Compensation Committee also established annual target cash bonus awards for our current executive officers for the fiscal year ended December 31, 2017, to be awarded in accordance with the terms of the Bonus Plan. The annual cash targets for Messrs. Thomas, Kalowski and Weiner were set at $500,000, $200,000 and $200,000, respectively. The Bonus Plan is based upon our achievement of certain performance targets for bookings and non-GAAP operating margin in 2017. Awards under the Bonus Plan were conditioned on our achievement of minimum thresholds for these targets. To the extent we exceeded the performance targets for both gross bookings and non-GAAP operating margin, target performance bonuses could be adjusted, in the Compensation Committee’s discretion. In February 2018, the Compensation Committee evaluated our financial and operational performance for 2017 and determined the attainment of the target bonus opportunity and resulting target payments to be paid to executive officers for 2017. In making these awards, the Compensation Committee consulted with our Chief Executive Officer with respect to the executive officers (except with respect to his own bonus). Pursuant to the Bonus Plan, Messrs. Thomas, Kalowski and Weiner received annual cash bonuses of $552,511, $220,989 and $221,000, respectively.
2018 Cash Target Bonus Awards
In February 2018, the Compensation Committee also established annual target cash bonus awards for our current executive officers for the fiscal year ending December 31, 2018, which will be awarded in accordance with the terms of the Bonus Plan. The annual cash targets for Messrs. Thomas, Kalowski and Weiner were set at $400,000 $200,000 and $200,000, respectively. Awards under the Bonus Plan are based upon our achievement of certain performance targets in 2018 and are conditioned on our achievement of minimum thresholds for these targets. In addition, 70% of the target bonus is subject to our achievement of certain new annualized recurring revenue target for 2018 and 30% of the target bonus is subject to our achievement of non-GAAP operating loss margin target for 2018. To the extent we exceed the performance targets for either new annualized recurring revenue or non-GAAP operating loss margin, target performance bonuses may be adjusted, in the Compensation Committee’s discretion, with a cap at 150% of the officer's cash targets set forth for the applicable year.

Potential Payments Upon Termination or Change of Control
We have entered into post-employment compensation arrangements with Messrs. Thomas, Kalowski and Weiner.
Corey Thomas. Pursuant to his employment agreement, as amended in April 2016, if Mr. Thomas’ employment with us ends due to his resignation for “good reason,” his termination by us other than for “cause” and other than as a result of his death or disability (“Qualifying Termination”), he will be entitled to (1) continued payment of his base salary for nine months following his termination, (2) payment of premiums for continued health benefits under COBRA for up to nine months and (3) a pro-rated portion of his target performance bonus for the year in which the termination occurs. In addition, (a) in the event of a Qualifying Termination, all of the equity awards then held by Mr. Thomas will vest as to one half of the then-unvested underlying shares of common stock and (b) if the Qualifying Termination occurs with or within 24 months following a change in control, all of the equity awards then held by Mr. Thomas will vest as to all then-unvested underlying shares of common stock. Mr. Thomas’ benefits are conditioned, among other things, on his complying with his post-termination obligations set forth in his employment agreement and signing a general release of claims in our favor. In addition, in the event that any relevant equity award held by Mr. Thomas is not assumed or continued by our Company’s successor in a change in control, then all of the then unvested portion of such grant(s) shall vest upon the closing of such change in control transaction. In March 2017, we modified certain of the provisions of Mr. Thomas’ employment agreement related to severance and change in control arrangements. Under this amendment, Mr. Thomas’s “severance period” (as defined in his existing employment agreement) in the event of a Qualifying Termination will be increased to 12 months in the absence of a change in control and 18 months in the event such termination occurs within three months prior to or 12 months following a change in control. In such termination of employment following a change in control scenario, Mr. Thomas will also be eligible to receive a pro-rated bonus for the year of termination. Further, pursuant to such approved terms, the accelerated vesting provisions described in (a), above shall only apply to awards granted prior to March 24, 2017.

Jeff Kalowski. Pursuant to his employment agreement, in the event of a Qualifying Termination, Mr. Kalowski will be entitled to: (1) his then-current annual base salary, (2) any earned but unpaid pro-rated portion of his bonus as of the date of such termination, (3) his target bonus amount for the fiscal year in which the termination occurs, (4) payments in the amount equal to the monthly employer contributions for continued health benefits under COBRA for up to twelve months and (5) accelerated vesting of his equity awards then outstanding that would otherwise vest within six months of such date of termination; provided, however, if the Qualifying Termination occurs within 90 days prior to or twelve months following a change in control, Mr. Kalowski will be entitled to: (1) an amount equal to 1.5 times the sum of (a) his then-current annual base salary and (b) his target bonus amount for the fiscal year in which the change in control occurs, (2) any earned but unpaid pro-rated portion of his bonus as of the date of termination, (3) payments in the amount equal to the monthly employer contributions for continued health benefits under COBRA for up to eighteen months and (4) accelerated vesting of all of his equity awards then outstanding on such date of termination. Mr. Kalowski’s benefits are conditioned, among other things, on his complying with his post-termination obligations set forth in his employment agreement and signing a general release of claims in our favor.
Lee Weiner. On January 31, 2017, the Compensation Committee approved certain severance and change in control arrangements for certain of our executive officers, including Mr. Weiner. We entered into a severance and equity award vesting acceleration letter agreement with Mr. Weiner which provides that in the event of a Qualifying Termination, Mr. Weiner will be entitled to (1) continued payment of his base salary for six months following his termination and (2) payment of premiums for continued health benefits under COBRA for up to six months; provided, however, if the Qualifying Termination occurs within three months prior to or twelve months following a change in control, Mr. Weiner will be entitled to (1) continued payment of his base salary for twelve months following his termination, (2) payment of premiums for continued health benefits under COBRA for up to twelve months and (3) a pro-rated portion of his target performance bonus for the year in which the termination occurs and (4) accelerated vesting of all of his equity awards then outstanding on such date of termination. In the event that any relevant equity award held by Mr. Weiner is not assumed or continued by our Company’s successor in a change in control, then all of the then unvested portion of such grant(s) shall vest upon the closing of such change in control transaction. Mr. Weiner’s benefits are conditioned, among other things, on his complying with his post-termination obligations set forth in his severance and equity award vesting acceleration letter agreement and signing a general release of claims in our favor.

401(k) Plan
We maintain a defined contribution retirement plan that provides eligible U.S. employees, including our named executive officers, with an opportunity to save for retirement on a tax advantaged basis. Our discretionary match is 50% of employee contributions up to 6% of salary and up to a $1,500 maximum match. Such matching contribution may be increased by the Compensation Committee to $3,000 based on the performance targets approved by the Compensation Committee at its sole discretion. Eligible employees may defer eligible compensation on a pre-tax basis, up to the statutorily prescribed annual limits on contributions under the Internal Revenue Code of 1986, as amended (the "Code"). Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Employees are immediately and fully vested in their contributions and any employer contributions after one year of service. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.

DIRECTOR COMPENSATION
The following table sets forth information regarding the compensation earned for service on our Board during the year ended December 31, 2017 by our directors who were not also our employees. Corey Thomas, our President and Chief Executive Officer, is also a member of our Board, but does not receive any additional compensation for his service as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)(3)	Option Awards ($)(1)(2)(4)	All Other Compensation ($)	Total ($)
Michael Berry	47,000	99,998	99,950	—	246,948
Marc Brown	40,875	99,998	99,950	—	240,823
Judy Bruner	37,500	99,998	99,950	—	237,448
Benjamin Holzman	30,000	99,998	99,950	—	229,948
Alan Matthews	37,500	99,998	99,950	—	237,448
Timothy McAdam	35,000	99,998	99,950	—	234,948
J. Benjamin Nye	42,000	99,998	99,950	—	241,948
Tom Schodorf	65,000	99,998	99,950	—	264,948
John Sweeney(5)	15,038	—	—	—	15,038

(1)
This column reflects the aggregate grant date fair value for restricted stock unit awards and options granted during the year as measured pursuant to ASC Topic 718 as stock-based compensation in our financial statements. Unlike the calculations contained in our financial statements, this calculation does not give effect to any estimate of forfeitures related to service-based vesting, but assumes that the director will perform the requisite service for the award to vest in full. The assumptions we used in valuing restricted stock unit awards and options are described in Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on March 8, 2018.

(2)	The table below shows the aggregate number of restricted stock unit awards and option awards outstanding for each of our non-employee directors as of December 31, 2017:

Name	Stock Awards (#)	Option Awards (#)
Michael Berry	5,865	117,558
Marc Brown	16,233	45,063
Judy Bruner	15,169	41,926
Benjamin Holzman	5,865	27,558
Alan Matthews	5,865	27,558
Timothy McAdam	5,865	27,558
J. Benjamin Nye	5,865	27,558
Tom Schodorf	16,233	45,063
John Sweeney	—	—

(3)
Represents the grant date fair value associated with a restricted stock unit award covering 5,865 shares of our common stock. The restricted stock unit award vests in full on the earlier of: (i) the date of our next annual meeting of stockholders held after June 12, 2017 or (ii) the first anniversary of June 12, 2017, in each case subject to the grantee's continued service with us through the applicable vesting date.

(4)
Represents the grant date fair value associated with an option to purchase 12,384 shares of our common stock at an exercise price of $17.05 per share. The option vests in full on the earlier of: (i) the date of our next annual meeting of stockholders held after June 12, 2017 or (ii) the first anniversary of June 12, 2017, in each case subject to the grantee's continued service with us through the applicable vesting date.

(5)	Mr. Sweeney resigned from our Board on June 12, 2017.
Non-Employee Director Compensation Policy
Our Board has adopted a director compensation policy for non-employee directors. The policy provides for the compensation of non-employee directors with cash and equity compensation. Under the policy, each non-employee director, receives an annual board service retainer of $30,000. The chairman of each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee will receive additional annual committee chair service retainers of $17,000, $12,000 and $7,500, respectively. Other members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee will receive additional annual cash retainers of $7,500, $5,000 and $3,375, respectively.

Each member of the Operations Committee will receive an additional annual cash retainer of $30,000. The annual cash compensation amounts set forth above are payable in equal quarterly installments, payable in arrears following the end of each calendar quarter in which the Board service occurs, pro-rated for any partial quarters of service. We will also reimburse all reasonable out-of-pocket expenses incurred by non-employee directors in attending meetings of the Board or any committee of the Board.
In addition to cash compensation, each non-employee director is eligible to receive the nonqualified stock options and/or restricted stock unit awards described below under our 2015 Equity Incentive Plan. Each non-employee director who is first elected or appointed to our Board following the effective date of this policy will automatically be granted an initial one-time grant of: (i) a non-qualified stock option having an aggregate grant date fair value of $200,000 determined based upon a Black-Scholes option pricing model in accordance with FASB ASC Topic 718 and having an exercise price equal to the fair market value of our common stock on such grant date and (ii) restricted stock units having an aggregate grant date fair value of $200,000, each of which will vest in three substantially equal annual installments on each of the first three anniversaries of the date of grant, provided that the applicable non-employee director is, as of such vesting date, then a director of our Company. In addition, each continuing non-employee director as of the date of the annual meeting will automatically, on the date of each Annual Meeting of Stockholders, be granted: (i) a non-qualified stock option having an aggregate grant date fair value of $100,000 determined based upon a Black-Scholes option pricing model in accordance with FASB ASC Topic 718 and having an exercise price equal to the fair market value of the Company’s common stock on such grant date and (ii) restricted stock units having an aggregate grant date fair value of $100,000, each of which will vest in full on the earlier of the first anniversary of such grant date or the date of the next annual stockholders’ meeting, provided that the applicable non-employee director is, as of such vesting date, then a director of our Company. All stock options granted under this policy are nonstatutory stock options, with an exercise price per share equal to 100% of the fair market value of the underlying common stock on the date of grant, and a term of ten years from the date of grant, subject to earlier termination in connection with a termination of service. Any options or restricted stock units awards granted to a non-employee director pursuant to this policy that are subject to vesting will become fully vested upon a change in control as long as such director is providing continuous service as of the date of such change in control. All equity awards under this policy will also be subject to the limitations on compensation payable to non-employee directors set forth in the 2015 Equity Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2017.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)(1)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(2)
2011 Stock Option and Grant Plan	2,286,886	$5.67	—(3)
2015 Equity Incentive Plan	3,543,955	$13.97	830,045(4)
2015 Employee Stock Purchase Plan	—(5)	—	1,047,444(6)
Equity compensation plans not approved by security holders(7)	792,506	$12.56	49,684
Total	6,623,347	$10.94	1,927,173

(1)	The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs, which have no exercise price.

(2)
Does not include outstanding options to acquire 50,116 shares of our common stock, at a weighted-average exercise price of $1.65 per share that were granted under the RevelOps, Inc. 2014 Stock Incentive Plan (the “RevelOps Plan”), and that were assumed by us on October 13, 2015 pursuant to an Agreement and Plan of Merger and Reorganization by and among us, Rapid7 LLC, Linda Merger Sub, Inc., RevelOps, Inc. and the Securityholders’ Agent, dated as of October 9, 2015, in connection with the acquisition of RevelOps, Inc. (d/b/a Logentries). No further awards will be granted under the RevelOps Plan.

(3)	No further grants were made under the 2011 Stock Option and Grant Plan after the completion of our initial public offering on July 22, 2015.

(4)
The number of shares of common stock reserved for issuance under the 2015 Equity Incentive Plan will automatically increase on January 1 of each year, beginning on January 1, 2016 and continuing through and including January 1, 2025, by 4% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board. Pursuant to the terms of the 2015 Equity Incentive Plan, an additional 1,762,149 shares were added to the number of available shares effective January 1, 2018.

(5)
Does not include purchase rights accruing under the 2015 Employee Stock Purchase Plan because the purchase price (and therefore the number of shares to be purchased) will not be determined until the end of the applicable purchase period.

(6)
The number of shares of common stock reserved for issuance under the 2015 Employee Stock Purchase Plan will automatically increase on January 1 of each year, beginning on January 1, 2016 and continuing through and including January 1, 2025, by the lesser of (i) 1% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, (ii) 1,000,000 shares of our common stock or (iii) a lesser number of shares determined by our Board. Pursuant to the terms of the 2015 Employee Stock Purchase Plan, an additional 440,537 shares were added to the number of available shares effective January 1, 2018.

(7)
On October 8, 2015, our Compensation Committee adopted amendments to the 2015 Equity Incentive Plan to provide for the issuance of up to 1,500,000 shares of our common stock as “inducement awards” in accordance with Rule 5635(c)(4) of the Nasdaq Listing Rules, which we refer to as the “Inducement Award Subplan.” The Inducement Award Subplan was adopted without stockholder approval in reliance on the exception for “inducement awards” provided by Rule 5635(c)(4) of the Nasdaq Listing Rules.

TRANSACTIONS WITH RELATED PERSONS
Related-Person Transactions Policy and Procedures
Prior to our initial public offering, we did not have a formal policy regarding approval of transactions with related parties. In connection with our initial public offering, we adopted a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions.
For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. In addition, a transaction, arrangement or relationship in which a related person’s participation is solely due to the related person’s position as a director of an entity that is participating in such transaction, arrangement or relationship shall not be considered a related person transaction under our policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.
Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy.
In considering related-person transactions, the Audit Committee, or other independent body of our Board, takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to us, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the availability of other sources for comparable services or products and (d) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.
The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee, or other independent body of our Board, determines in the good faith exercise of its discretion.
Certain Related-Person Transactions
Except as described below, there have been no transactions since January 1, 2017 to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of our common stock, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described under “Executive Compensation” and “Director Compensation.”
Indemnification Agreements
Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provide that we will indemnify each of our directors to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provide our Board with discretion to indemnify our officers and employees when determined appropriate by the Board. In addition, we have entered into indemnification agreements with each of our directors and executive officers. We have also obtained director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us.

Investors’ Rights Agreement
We are a party to an investors’ rights agreement with Mr. Thomas and with certain holders of more than 5% of our common stock, including entities affiliated with Bain Capital Venture Partners, entities affiliated with Technology Crossover Ventures and Alan Matthews. Of our directors who are not otherwise holders of more than 5% of our common stock or our executive officers other than Mr. Thomas, no such individuals are parties to our investors’ rights agreement. The investors’ rights agreement, among other things, grants these stockholders specified registration rights with respect to shares of our common stock held by them.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify us or your broker. Direct your written request to Rapid7, Inc., Attn: Corporate Secretary, 100 Summer Street, Boston, Massachusetts 02110 or call us at 1-617-247-1717. Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors,

Peter Kaes
General Counsel and Corporate Secretary
April 30, 2018
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the SEC, is available without charge upon written request to: Rapid7, Inc., Attn: Corporate Secretary, 100 Summer Street, Boston, Massachusetts, 02110.

RAPID7

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 12:00 a.m., Eastern Time, on June 12, 2018.

Vote by Internet

- Go to **www.envisionreports.com/RPD**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Outside USA, US territories & Canada, call 1-781-575-2300 on a touch tone telephone. Standard rates will apply.
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR each of the director nominees listed in Proposal 1 and FOR Proposal 2.

1. Election of Directors: To hold office until the 2021 annual meeting of stockholders and until their successors have been duly elected and qualified, subject to their earlier death, resignation or removal.

	For	Withhold		For	Withhold
01 - Michael Berry	☐	☐	02 - Marc Brown	☐	☐

3. To conduct any other business that properly comes before the Annual Meeting (including adjournments, continuations and postponements thereof).

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

02T97B

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

RAPID7

Proxy — Rapid7, Inc.

2018 Annual Meeting of Stockholders on June 12, 2018

This Proxy is Solicited on Behalf of the Board of Directors of Rapid7, Inc.

The undersigned stockholder(s) hereby revoke(s) all previous proxies, acknowledge(s) receipt of the Notice of the Annual Meeting of Stockholders of Rapid7, Inc. and hereby appoint(s) Corey Thomas and Jeff Kalowski, or any of them, as proxies of the undersigned each with the full power of substitution, and hereby authorizes them, or any of them, to represent and vote all of the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the 2018 Annual Meeting of Stockholders of Rapid7, Inc. to be held at 1:00 p.m. Eastern Time on June 12, 2018 at the offices of Cooley LLP, located at 500 Boylston Street, 14th Floor, Boston, Massachusetts 02116, and any postponement or adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXYHOLDERS WILL HAVE AUTHORITY TO VOTE FOR THE ELECTION OF DIRECTORS IN ITEM 1 AND FOR THE PROPOSAL IN ITEM 2.

IN THEIR DISCRETION, THE PROXYHOLDERS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

(Items to be voted appear on reverse side.)